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                                                                   EXHIBIT 10.34

                              AMENDMENT NO. 1 TO
                             EMPLOYMENT AGREEMENT



     This Amendment No. 1 (the "Amendment") to Employment Agreement is entered into as of the ____ day of August, 1995, between SpectraVision, a Delaware corporation, having its principal place of business at 1501 North Plano Road, Richardson, Texas ("Employer"), Spectradyne, Inc., a Texas corporation, having its principal place of business at 1501 North Plano Road, Richardson, Texas, and Howard D. Gardner, an individual and a resident of the state of Texas, with an address at 4906 Eversham Court, Colleyville, Texas 76034 ("Employee").

                                    RECITALS

     1. Employer and Employee entered into an Employment Agreement dated as of January 1, 1995.

     2. Employer filed a voluntary Chapter 11 petition under Title 11 of the United States Code on June 8, 1995. Employer filed a motion to assume the Restated Employment Agreement on June 21, 1995.

     3. To improve the likelihood that the Bankruptcy Court would approve assumption of the Restated Employment Agreement, Employer and Employee have agreed to amend the Agreement.

     In consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:

                                   AGREEMENT:

     1.  Paragraph 3(d) is amended by adding the following sentence:

         For the year ending December 31, 1995, the amount of the Annual Incentive Bonus shall be 50% of Employee's then Annual Base Salary payable on the earlier to occur of (i) the effective date of a confirmed plan of reorganization for Employer or Spectradyne, Inc., and
         (ii) December 31, 1995 or January 1, 1996 at Employee's option.

Amendment to Gardner Employment Agreement
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     2.  The Agreement is amended by deleting paragraph 5 and substituting the following in its place:

         5.  Breach by Employer

             (a) Employee may terminate his employment with Employer upon a material breach by Employer of this Agreement which remains uncured for thirty (30) days after written notice thereof by Employee to Employer. Employer agrees that the following events, among others, constitute a material breach by Employer of this Agreement: (i) Employee is assigned duties inconsistent with his position, duties, responsibility and status with Employer as set forth in this Agreement (other than a promotion or advancement); (ii) there is a change in Employee's reporting responsibilities (other than a promotion or advancement); (iii) Employer materially reduces the Employee benefits, taken as a whole, available to Employee, including the benefits described in Section 4(a) hereof; (iv) Employee is relocated to any place other than Dallas County, Texas, except for required travel by Employee on Employer's business; provided however, other breaches by Employer of this
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             Agreement may also constitute a material breach.

             (b) Upon termination of employment by Employee under Section 5(a), Employer shall pay Employee as liquidated damages, and not as a penalty, in a lump sum or on an annuity basis, at Employee's sole option, an amount equal to 150% of Employee's Annual Base Salary for one year. It is acknowledged and agreed to by the parties hereto that because actual damages would be difficult to ascertain in the event that Employer materially breaches this Agreement, the amount of liquidated damages provided for herein is reasonable and appropriate to remedy any such breach and to compensate Employee for any damages incurred by him hereunder. If the amount due under this Section 5(b) is paid in a lump sum, the amount paid to Employee shall be discounted to a present value at a discount rate equal to the prime rate of Texas Commerce Bank on the date of payment plus 1%.

             (c) Upon termination of employment by Employee under Section 5(a), Employee shall have no obligation to seek other employment or otherwise to mitigate damages. If Employee obtains other employment after his termination of employment

Amendment to Gardner Employment Agreement
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             with the Company but during the Employment Period (as if Employee had not terminated his employment), the amount due him under this
             Section 5 shall be reduced by the excess (the "Excess"), if any, of
             (i) his annual base salary with his new employer, plus any additional amounts the payment of which has been guaranteed by his new employer, during the remainder of the Employment Period after his termination of employment over (ii) the Annual Base Salary for the remainder of the Employment Period. Employee shall pay any Excess on the last day of each month during the remainder of the Employment Period in an amount equal to the Excess for that month. Except as provided in this Section 5(c), Employer shall not reduce any payment to Employee under this Agreement by any compensation received by Employee from other employment.

             (d) Employee's receipt of amounts under this Section 5 shall not effect or constitute a waiver of his rights to receive unpaid amounts accrued under Section 3 of this Agreement to the date of termination or his right to any benefits of reimbursement under
             Section 4 or Section 13 of the Agreement.

     3.  The Agreement is amended by adding a new paragraph 17:

         17. Assignment to Spectradyne. Employee acknowledges that the services
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         it provides under the terms of the Agreement are for the benefit of
         Employer and its subsidiaries, including Spectradyne, and Employee consents to the assignment of this Agreement to Spectradyne at any time.

Amendment to Gardner Employment Agreement
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year above first written.

                                       SPECTRAVISION, INC.



                                       ----------------------------------------
                                  By:  Gary Weik
                                       Chief Executive Officer



                                       SPECTRAVISION, INC.



                                       ----------------------------------------
                                  By:  Gary Weik
                                       Chief Executive Officer



                                       ----------------------------------------
                                       Howard D. Gardner

Amendment to Gardner Employment Agreement
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